Exhibit 99.2

Statistical Supplement

Fourth Quarter 2005

UnumProvident®

Smart Service. Great Ideas.℠

www.unumprovident.com

UnumProvident

Statistical Supplement Fourth Quarter 2005

TABLE OF CONTENTS

(dollars in millions, except share data)

Interim Results are Unaudited

Throughout this supplement, segment operating results exclude income taxes and realized investment gains and losses.

See “Notes to Statistical Supplement” on page 15 for a discussion of non-GAAP financial measures.

N.M. = not a meaningful percentage

UnumProvident Financial Highlights

	Three Months Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004	12/31/2003
Financial Results

Premium Income	$1,988.4	$1,964.3	$7,815.6	$7,839.6	$7,615.7

Segment Operating Revenue	$2,662.3	$2,650.8	$10,443.9	$10,435.7	$10,165.4
Net Realized Investment Gain (Loss)	2.4	25.8	(6.7)	29.2	(173.8)

Revenue	$2,664.7	$2,676.6	$10,437.2	$10,464.9	$9,991.6

Income (Loss) from Continuing Operations Before Cumulative Effect of Accounting Principle Change	$137.5	$134.5	$513.6	$(192.2)	$(264.6)
Loss from Discontinued Operations, net of tax	—	—	—	(60.8)	(161.7)
Cumulative Effect of Accounting Principle Change, net of tax	—	—	—	—	39.9

Net Income (Loss)	$137.5	$134.5	$513.6	$(253.0)	$(386.4)

Assets			$51,866.8	$50,832.3	$49,718.3

Stockholders’ Equity			$7,363.9	$7,224.1	$7,271.0

2005

•	Full year 2005 net income includes a charge of $75.0 million before tax, or $51.6 million after tax, related to the settlement agreement with the California Department of Insurance and related matters.

•	Full year 2005 net income includes a gain on the sale of the U.K. Netherlands branch of $5.7 million before tax and $4.0 million after tax.

•	Full year 2005 net income includes an income tax benefit of $42.8 million related to the reduction of income tax liabilities.

2004

•	Fourth quarter and full year 2004 net loss includes a charge of $127.0 million before tax, or $87.8 million after tax, related to the settlement of the multistate market conduct examination.

•	Full year 2004 net loss includes a charge of $967.0 million before tax, or $701.0 million after tax, related to the restructuring of the individual income protection - closed block business.

2003

•	Full year 2003 net loss includes a charge of $894.0 million before tax, or $581.1 million after tax, related to the U.S. Brokerage group income protection reserve strengthening.

See “Notes to Statistical Supplement” on page 15 for additional information.

UnumProvident Financial Highlights

	Three Months Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004	12/31/2003
Per Common Share Information
Assuming Dilution:
Income (Loss) from Continuing Operations Before Cumulative Effect of Accounting Principle Change	$0.43	$0.45	$1.64	$(0.65)	$(0.96)
Loss from Discontinued Operations, net of tax	—	—	—	(0.21)	(0.58)
Cumulative Effect of Accounting Principle Change, net of tax	—	—	—	—	0.14

Net Income (Loss)	$0.43	$0.45	$1.64	$(0.86)	$(1.40)

Basic:
Income (Loss) from Continuing Operations Before Cumulative Effect of Accounting Principle Change	$0.46	$0.46	$1.74	$(0.65)	$(0.96)
Loss from Discontinued Operations, net of tax	—	—	—	(0.21)	(0.58)
Cumulative Effect of Accounting Principle Change, net of tax	—	—	—	—	0.14

Net Income (Loss)	$0.46	$0.46	$1.74	$(0.86)	$(1.40)

Dividends Paid	$0.0750	$0.0750	$0.3000	$0.3000	$0.3725

Book Value			$24.66	$24.36	$24.55

Price (UNM closing price on last trading day of period)			$22.75	$17.94	$15.77

1.1

UnumProvident Consolidated Statements of Operations

	Three Months Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004	12/31/2003
Revenue
Premium Income	$1,988.4	$1,964.3	$7,815.6	$7,839.6	$7,615.7
Net Investment Income	564.9	564.5	2,188.3	2,158.7	2,158.4
Net Realized Investment Gain (Loss)	2.4	25.8	(6.7)	29.2	(173.8)
Other Income	109.0	122.0	440.0	437.4	391.3

Total Revenue	2,664.7	2,676.6	10,437.2	10,464.9	9,991.6

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	1,802.6	1,848.1	7,083.2	7,248.4	7,868.1
Commissions	195.3	200.8	804.7	842.3	844.1
Interest and Debt Expense	52.5	53.0	208.0	207.1	187.2
Deferral of Policy Acquisition Costs	(117.3)	(125.0)	(519.4)	(557.3)	(665.9)
Amortization of Deferred Policy Acquisition Costs	114.3	110.3	463.7	436.7	458.6
Amortization of Value of Business Acquired	3.2	2.2	15.1	15.8	37.5
Impairment of Intangible Assets	—	—	—	856.4	—
Other Operating Expenses	420.2	444.4	1,672.3	1,675.0	1,697.2

Total Benefits and Expenses	2,470.8	2,533.8	9,727.6	10,724.4	10,426.8

Income (Loss) from Continuing Operations Before Income Taxes and Cumulative Effect of Accounting Principle Change	193.9	142.8	709.6	(259.5)	(435.2)

Income Taxes (Benefit)	56.4	8.3	196.0	(67.3)	(170.6)

Income (Loss) from Continuing Operations Before Cumulative Effect of Accounting Principle Change	137.5	134.5	513.6	(192.2)	(264.6)

Loss from Discontinued Operations, net of tax	—	—	—	(60.8)	(161.7)

Cumulative Effect of Accounting Principle Change, net of tax	—	—	—	—	39.9

Net Income (Loss)	$137.5	$134.5	$513.6	$(253.0)	$(386.4)

Average Number of Shares Outstanding

Basic	296,086,409	295,369,667	295,776,405	295,224,305	276,132,176
Dilutive Securities:
Purchase Contracts (see page 15)	19,893,947	5,477,991	14,297,834	—	—
Options and Other Dilutive Securities	2,701,071	1,400,343	2,438,404	—	—

Assuming Dilution	318,681,427	302,248,001	312,512,643	295,224,305	276,132,176

Actual Number of Shares Outstanding			298,557,764	296,545,913	296,143,422

UnumProvident Financial Sales Data

	Three Months Ended			Year Ended
	12/31/2005	12/31/2004	% Change	12/31/2005	12/31/2004	12/31/2003
U.S. Brokerage Segment
Fully Insured Products
Group Long-term Income Protection	$68.1	$79.8	(14.7)%	$180.4	$180.4	$299.1
Group Short-term Income Protection	32.6	28.6	14.0	74.8	79.5	127.2
Group Life	64.2	69.6	(7.8)	157.8	166.5	241.6
Accidental Death & Dismemberment	6.3	4.6	37.0	14.7	12.8	26.6
Individual Income Protection - Recently Issued	15.1	14.3	5.6	53.8	61.6	72.9
Group Long-term Care	6.4	7.3	(12.3)	21.1	18.7	27.0
Individual Long-term Care	3.1	3.9	(20.5)	13.0	19.5	43.9
Voluntary Workplace Benefits	27.5	26.4	4.2	130.2	114.1	105.8

Total Fully Insured Products	223.3	234.5	(4.8)	645.8	653.1	944.1

Administrative Services Only (ASO) Products
Group Long-term Income Protection	0.3	0.7	(57.1)	1.8	1.1	6.5
Group Short-term Income Protection	3.6	3.9	(7.7)	5.8	7.3	14.4

Total ASO Products	3.9	4.6	(15.2)	7.6	8.4	20.9

U.S. Brokerage Segment	227.2	239.1	(5.0)	653.4	661.5	965.0

Unum Limited Segment
Group Long-term Income Protection	17.5	24.4	(28.3)	91.2	103.3	81.5
Group Life	5.8	10.7	(45.8)	33.0	68.1	27.7
Individual Income Protection	1.6	3.2	(50.0)	8.1	11.1	19.4

Unum Limited Segment	24.9	38.3	(35.0)	132.3	182.5	128.6

Colonial Segment
Income Protection	60.0	55.8	7.5	176.8	172.5	182.7
Life	19.5	19.5	—	60.6	58.6	57.2
Cancer and Critical Illness	17.8	17.1	4.1	49.0	47.4	45.3

Colonial Segment	97.3	92.4	5.3	286.4	278.5	285.2

Individual Income Protection - Closed Block Segment	1.7	2.0	(15.0)	6.5	7.8	12.1

Total Sales from Continuing Operations	351.1	371.8	(5.6)	1,078.6	1,130.3	1,390.9

Sales from Discontinued Operations	—	—	N.M.	—	10.1	36.6

Total	$351.1	$371.8	(5.6)	$1,078.6	$1,140.4	$1,427.5

UnumProvident Consolidated Balance Sheets

	December 31,
	2005	2004
Assets
Investments
Fixed Maturity Securities Available-for-Sale	$34,856.8	$32,488.4
Equity Securities	13.6	12.9
Mortgage Loans	739.4	498.2
Real Estate	18.2	27.4
Policy Loans	3,201.4	3,073.6
Other Long-term Investments	109.2	77.0
Short-term Investments	417.9	410.2

Total Investments	39,356.5	36,587.7

Cash and Bank Deposits	69.4	130.7
Reinsurance Receivable	5,609.2	6,969.2
Accrued Investment Income	618.7	588.3
Deferred Policy Acquisition Costs	2,913.3	2,882.5
Value of Business Acquired	78.5	101.5
Goodwill	273.0	271.1
Other Assets	2,918.6	3,269.6
Separate Account Assets	29.6	31.7

Total Assets	$51,866.8	$50,832.3

Liabilities
Policy and Contract Benefits	$2,063.4	$1,841.6
Reserves for Future Policy and Contract Benefits	34,041.5	33,224.8
Unearned Premiums	481.8	500.8
Other Policyholders’ Funds	2,235.5	2,425.3
Income Tax	1,008.0	1,060.9
Short-term Debt	—	227.0
Long-term Debt	3,261.6	2,862.0
Other Liabilities	1,381.5	1,434.1
Separate Account Liabilities	29.6	31.7

Total Liabilities	44,502.9	43,608.2

Stockholders’ Equity
Common Stock	30.1	29.8
Additional Paid-in Capital	1,627.9	1,588.4
Retained Earnings	4,610.4	4,185.5
Accumulated Other Comprehensive Income	1,163.5	1,481.1
Treasury Stock	(54.2)	(54.2)
Deferred Compensation	(13.8)	(6.5)

Total Stockholders’ Equity	7,363.9	7,224.1

Total Liabilities and Stockholders’ Equity	$51,866.8	$50,832.3

UnumProvident Segment Deferred Policy Acquisition Cost

	U.S. Brokerage	Unum Limited	Colonial	Individual Income Protection - Closed Block	Corporate and Other	Consolidated
Balances at December 31, 2002	$1,965.8	$107.0	$440.6	$318.3	$0.8	$2,832.5
Capitalized	458.8	33.6	166.1	7.5	(0.1)	665.9
Amortized	(282.0)	(17.0)	(118.3)	(41.3)	—	(458.6)
Foreign Currency and Other	(0.5)	14.7	—	(2.3)	0.2	12.1

Balances at December 31, 2003	2,142.1	138.3	488.4	282.2	0.9	3,051.9

Capitalized	346.0	37.7	173.7	—	(0.1)	557.3
Amortized	(286.3)	(19.2)	(131.2)	—	—	(436.7)
Impairment	—	—	—	(282.2)	—	(282.2)
Foreign Currency and Other	(5.6)	(1.9)	—	—	(0.3)	(7.8)

Balances at December 31, 2004	2,196.2	154.9	530.9	—	0.5	2,882.5

Capitalized	311.9	34.1	173.4	—	—	519.4
Amortized	(306.9)	(21.6)	(134.7)	—	(0.5)	(463.7)
Foreign Currency and Other	—	(24.9)	—	—	—	(24.9)

Balances at December 31, 2005	$2,201.2	$142.5	$569.6	$—	$—	$2,913.3

4.1

UnumProvident Segment Balance Sheets - December 31, 2005

	U.S. Brokerage
	Group Income Protection	Group Life and Accidental Death & Dismemberment	Supplemental and Voluntary	Total U.S. Brokerage	Unum Limited	Colonial	Individual Income Protection - Closed Block	Corporate and Other	Consolidated
Assets
Investments	$9,498.2	$2,342.0	$4,477.8	$16,318.0	$2,789.8	$1,552.3	$12,535.3	$6,161.1	$39,356.5
Deferred Policy Acquisition Costs	593.8	300.4	1,307.0	2,201.2	142.5	569.6	—	—	2,913.3
Value of Business Acquired	—	—	2.7	2.7	59.8	16.0	—	—	78.5
Goodwill	2.5	—	187.5	190.0	12.4	—	—	70.6	273.0
All Other	843.6	211.3	419.3	1,474.2	330.8	93.7	3,256.8	4,090.0	9,245.5

Total Assets	$10,938.1	$2,853.7	$6,394.3	$20,186.1	$3,335.3	$2,231.6	$15,792.1	$10,321.7	$51,866.8

Liabilities
Reserves and Policyholder Benefits	$8,298.7	$1,624.3	$3,930.5	$13,853.5	$2,343.0	$1,288.0	$12,631.8	$8,705.9	$38,822.2
Debt	—	—	—	—	—	—	—	3,261.6	3,261.6
All Other	437.3	118.7	448.8	1,004.8	253.2	138.6	171.1	851.4	2,419.1

Total Liabilities	8,736.0	1,743.0	4,379.3	14,858.3	2,596.2	1,426.6	12,802.9	12,818.9	44,502.9

Other Allocated Stockholders’ Equity	2,018.9	1,065.3	1,608.3	4,692.5	650.7	753.6	2,540.0	(2,586.9)	6,049.9
Unrealized Gain on Securities	183.2	45.4	406.7	635.3	88.4	51.4	449.2	89.7	1,314.0

Total Allocated Stockholders’ Equity	2,202.1	1,110.7	2,015.0	5,327.8	739.1	805.0	2,989.2	(2,497.2)	7,363.9

Total Liabilities and Allocated Stockholders’ Equity	$10,938.1	$2,853.7	$6,394.3	$20,186.1	$3,335.3	$2,231.6	$15,792.1	$10,321.7	$51,866.8

Allocated stockholders’ equity is determined on the basis of an internal allocation formula that reflects the volume and risk components of the business and aligns with the Company’s target capital levels for regulatory and rating agency purposes. This formula is modified periodically to recognize changes in the views of capital requirements.

4.2

UnumProvident Segment Balance Sheets - December 31, 2004

	U.S. Brokerage
	Group Income Protection	Group Life and Accidental Death & Dismemberment	Supplemental and Voluntary	Total U.S. Brokerage	Unum Limited	Colonial	Individual Income Protection - Closed Block	Corporate and Other	Consolidated
Assets
Investments	$9,178.9	$2,655.4	$3,643.2	$15,477.5	$2,713.7	$1,499.6	$11,068.9	$5,828.0	$36,587.7
Deferred Policy Acquisition Costs	621.4	330.8	1,244.0	2,196.2	154.9	530.9	—	0.5	2,882.5
Value of Business Acquired	—	—	3.0	3.0	81.8	16.7	—	—	101.5
Goodwill	2.5	—	187.5	190.0	13.5	—	—	67.6	271.1
All Other	1,043.2	92.9	489.4	1,625.5	400.9	64.0	4,922.5	3,976.6	10,989.5

Total Assets	$10,846.0	$3,079.1	$5,567.1	$19,492.2	$3,364.8	$2,111.2	$15,991.4	$9,872.7	$50,832.3

Liabilities
Reserves and Policyholder Benefits	$8,043.2	$1,714.0	$3,341.4	$13,098.6	$2,408.5	$1,191.0	$12,736.8	$8,557.6	$37,992.5
Debt	—	—	—	—	—	—	—	3,089.0	3,089.0
All Other	497.3	131.6	426.3	1,055.2	238.1	131.5	379.4	722.5	2,526.7

Total Liabilities	8,540.5	1,845.6	3,767.7	14,153.8	2,646.6	1,322.5	13,116.2	12,369.1	43,608.2

Other Allocated Stockholders’ Equity	1,984.6	1,184.1	1,445.3	4,614.0	647.4	720.5	2,309.6	(2,614.1)	5,677.4
Unrealized Gain on Securities	320.9	49.4	354.1	724.4	70.8	68.2	565.6	117.7	1,546.7

Total Allocated Stockholders’ Equity	2,305.5	1,233.5	1,799.4	5,338.4	718.2	788.7	2,875.2	(2,496.4)	7,224.1

Total Liabilities and Allocated Stockholders’ Equity	$10,846.0	$3,079.1	$5,567.1	$19,492.2	$3,364.8	$2,111.2	$15,991.4	$9,872.7	$50,832.3

4.3

UnumProvident Financial Results by Segment

	Three Months Ended			Year Ended
	12/31/2005	12/31/2004	% Change	12/31/2005	12/31/2004	% Change
Premium Income
U.S. Brokerage	$1,309.0	$1,349.3	(3.0)%	$5,229.0	$5,421.6	(3.6)%
Unum Limited	198.2	177.0	12.0	785.3	659.1	19.1
Colonial	200.5	189.5	5.8	787.0	741.0	6.2
Individual Income Protection - Closed Block	279.3	239.3	16.7	1,011.7	986.6	2.5
Other	1.4	9.2	(84.8)	2.6	31.3	(91.7)

	1,988.4	1,964.3	1.2	7,815.6	7,839.6	(0.3)

Net Investment Income
U.S. Brokerage	255.4	260.9	(2.1)	998.2	965.8	3.4
Unum Limited	37.7	37.4	0.8	154.2	139.6	10.5
Colonial	24.3	24.5	(0.8)	96.0	94.5	1.6
Individual Income Protection - Closed Block	207.5	203.6	1.9	770.0	799.1	(3.6)
Other	29.1	31.0	(6.1)	120.5	127.3	(5.3)
Corporate	10.9	7.1	53.5	49.4	32.4	52.5

	564.9	564.5	0.1	2,188.3	2,158.7	1.4

Other Income
U.S. Brokerage	28.6	23.2	23.3	108.6	89.8	20.9
Unum Limited	—	0.5	N.M.	6.1	3.1	96.8
Colonial	0.9	0.6	50.0	4.4	2.3	91.3
Individual Income Protection - Closed Block	25.0	31.2	(19.9)	95.2	100.3	(5.1)
Other	55.1	47.2	16.7	213.9	208.3	2.7
Corporate	(0.6)	19.3	(103.1)	11.8	33.6	(64.9)

	109.0	122.0	(10.7)	440.0	437.4	0.6

Total Operating Revenue
U.S. Brokerage	1,593.0	1,633.4	(2.5)	6,335.8	6,477.2	(2.2)
Unum Limited	235.9	214.9	9.8	945.6	801.8	17.9
Colonial	225.7	214.6	5.2	887.4	837.8	5.9
Individual Income Protection - Closed Block	511.8	474.1	8.0	1,876.9	1,886.0	(0.5)
Other	85.6	87.4	(2.1)	337.0	366.9	(8.1)
Corporate	10.3	26.4	(61.0)	61.2	66.0	(7.3)

	2,662.3	2,650.8	0.4	10,443.9	10,435.7	0.1

UnumProvident Financial Results by Segment

	Three Months Ended			Year Ended
	12/31/2005	12/31/2004	% Change	12/31/2005	12/31/2004	% Change
Benefits and Expenses
U.S. Brokerage	$1,489.1	$1,617.7	(7.9)%	$5,948.1	$6,141.7	(3.2)%
Unum Limited	186.6	168.2	10.9	757.9	650.5	16.5
Colonial	187.0	174.6	7.1	719.3	682.2	5.4
Individual Income Protection - Closed Block	478.1	436.3	9.6	1,797.0	2,708.8	(33.7)
Other	76.7	79.1	(3.0)	291.3	321.5	(9.4)
Corporate	53.3	57.9	(7.9)	214.0	219.7	(2.6)

	2,470.8	2,533.8	(2.5)	9,727.6	10,724.4	(9.3)

Income (Loss) from Continuing Operations Before Income Taxes and Net Realized Investment Gain (Loss)
U.S. Brokerage	103.9	15.7	N.M.	387.7	335.5	15.6
Unum Limited	49.3	46.7	5.6	187.7	151.3	24.1
Colonial	38.7	40.0	(3.2)	168.1	155.6	8.0
Individual Income Protection - Closed Block	33.7	37.8	(10.8)	79.9	(822.8)	109.7
Other	8.9	8.3	7.2	45.7	45.4	0.7
Corporate	(43.0)	(31.5)	(36.5)	(152.8)	(153.7)	0.6

	191.5	117.0	63.7	716.3	(288.7)	N.M.

Income Taxes (Benefit)	55.5	(0.7)	N.M.	198.4	(77.7)	N.M.

Income (Loss) from Continuing Operations Before Net Realized Investment Gain (Loss)	136.0	117.7	15.5	517.9	(211.0)	N.M.
Net Realized Investment Gain (Loss)	2.4	25.8	(90.7)	(6.7)	29.2	(122.9)
Tax Expense (Benefit) on Net Realized Investment Gain (Loss)	0.9	9.0	(90.0)	(2.4)	10.4	(123.1)
Loss from Discontinued Operations, net of tax	—	—	N.M.	—	(60.8)	N.M.

Net Income (Loss)	$137.5	$134.5	2.2	$513.6	$(253.0)	N.M.

Note: See “Notes to Statistical Supplement” on page 15 for additional information.

5.1

UnumProvident Quarterly Historical Financial Results by Segment

	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04	9/30/04	6/30/04	3/31/04	12/31/03
Premium Income
U.S. Brokerage	$1,309.0	$1,293.5	$1,317.3	$1,309.2	$1,349.3	$1,348.4	$1,359.5	$1,364.4	$1,355.5
Unum Limited	198.2	204.0	193.1	190.0	177.0	170.1	161.2	150.8	134.1
Colonial	200.5	197.4	195.6	193.5	189.5	186.4	184.0	181.1	177.2
Individual Income Protection - Closed Block	279.3	257.6	232.8	242.0	239.3	246.8	249.2	251.3	237.4
Other	1.4	(0.3)	1.2	0.3	9.2	10.6	2.9	8.6	7.7

	1,988.4	1,952.2	1,940.0	1,935.0	1,964.3	1,962.3	1,956.8	1,956.2	1,911.9

Net Investment Income
U.S. Brokerage	255.4	248.4	250.4	244.0	260.9	237.1	238.1	229.7	239.3
Unum Limited	37.7	39.2	39.6	37.7	37.4	35.3	34.5	32.4	28.9
Colonial	24.3	23.4	23.3	25.0	24.5	23.5	23.7	22.8	25.2
Individual Income Protection - Closed Block	207.5	192.9	189.7	179.9	203.6	192.6	189.9	213.0	211.0
Other	29.1	29.5	32.8	29.1	31.0	32.1	32.2	32.0	33.3
Corporate	10.9	13.8	12.4	12.3	7.1	6.6	14.5	4.2	11.1

	564.9	547.2	548.2	528.0	564.5	527.2	532.9	534.1	548.8

Other Income
U.S. Brokerage	28.6	27.8	25.2	27.0	23.2	22.8	21.7	22.1	22.2
Unum Limited	—	5.7	(0.1)	0.5	0.5	0.5	0.8	1.3	1.7
Colonial	0.9	1.3	1.0	1.2	0.6	0.7	0.7	0.3	0.4
Individual Income Protection - Closed Block	25.0	25.7	19.8	24.7	31.2	21.1	20.2	27.8	18.8
Other	55.1	52.3	52.9	53.6	47.2	52.4	52.5	56.2	45.3
Corporate	(0.6)	3.1	4.2	5.1	19.3	3.8	10.2	0.3	(1.4)

	109.0	115.9	103.0	112.1	122.0	101.3	106.1	108.0	87.0

Total Operating Revenue
U.S. Brokerage	1,593.0	1,569.7	1,592.9	1,580.2	1,633.4	1,608.3	1,619.3	1,616.2	1,617.0
Unum Limited	235.9	248.9	232.6	228.2	214.9	205.9	196.5	184.5	164.7
Colonial	225.7	222.1	219.9	219.7	214.6	210.6	208.4	204.2	202.8
Individual Income Protection - Closed Block	511.8	476.2	442.3	446.6	474.1	460.5	459.3	492.1	467.2
Other	85.6	81.5	86.9	83.0	87.4	95.1	87.6	96.8	86.3
Corporate	10.3	16.9	16.6	17.4	26.4	10.4	24.7	4.5	9.7

	2,662.3	2,615.3	2,591.2	2,575.1	2,650.8	2,590.8	2,595.8	2,598.3	2,547.7

UnumProvident Quarterly Historical Financial Results by Segment

	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04	9/30/04	6/30/04	3/31/04	12/31/03
Benefits and Expenses
U.S. Brokerage	$1,489.1	$1,497.8	$1,481.5	$1,479.7	$1,617.7	$1,494.8	$1,505.7	$1,523.5	$1,958.6
Unum Limited	186.6	199.1	191.3	180.9	168.2	167.8	164.8	149.7	132.6
Colonial	187.0	180.1	176.3	175.9	174.6	171.0	169.0	167.6	165.2
Individual Income Protection - Closed Block	478.1	480.8	414.6	423.5	436.3	427.3	429.3	1,415.9	445.0
Other	76.7	67.9	73.0	73.7	79.1	83.4	73.0	86.0	84.4
Corporate	53.3	49.9	54.2	56.6	57.9	55.2	55.4	51.2	56.3

	2,470.8	2,475.6	2,390.9	2,390.3	2,533.8	2,399.5	2,397.2	3,393.9	2,842.1

Income (Loss) from Continuing Operations Before Income Taxes, Net Realized Investment Gain (Loss), and Cumulative Effect of Accounting Principle Change
U.S. Brokerage	103.9	71.9	111.4	100.5	15.7	113.5	113.6	92.7	(341.6)
Unum Limited	49.3	49.8	41.3	47.3	46.7	38.1	31.7	34.8	32.1
Colonial	38.7	42.0	43.6	43.8	40.0	39.6	39.4	36.6	37.6
Individual Income Protection - Closed Block	33.7	(4.6)	27.7	23.1	37.8	33.2	30.0	(923.8)	22.2
Other	8.9	13.6	13.9	9.3	8.3	11.7	14.6	10.8	1.9
Corporate	(43.0)	(33.0)	(37.6)	(39.2)	(31.5)	(44.8)	(30.7)	(46.7)	(46.6)

	191.5	139.7	200.3	184.8	117.0	191.3	198.6	(795.6)	(294.4)

Income Taxes (Benefit)	55.5	40.8	71.6	30.5	(0.7)	65.5	67.7	(210.2)	(110.3)

Income (Loss) from Continuing Operations Before Net Realized Investment Gain (Loss) and Cumulative Effect of Accounting Principle Change	136.0	98.9	128.7	154.3	117.7	125.8	130.9	(585.4)	(184.1)
Net Realized Investment Gain (Loss)	2.4	(71.4)	65.5	(3.2)	25.8	64.5	(86.5)	25.4	(36.4)
Tax Expense (Benefit) on Net Realized Investment Gain (Loss)	0.9	(25.1)	22.9	(1.1)	9.0	22.7	(30.6)	9.3	(12.5)
Income (Loss) from Discontinued Operations, net of tax	—	—	—	—	—	—	(67.8)	7.0	(179.1)
Cumulative Effect of Accounting Principle Change, net of tax	—	—	—	—	—	—	—	—	39.9

Net Income (Loss)	$137.5	$52.6	$171.3	$152.2	$134.5	$167.6	$7.2	$(562.3)	$(347.2)

Per Common Share - Assuming Dilution
Income (Loss) from Continuing Operations Before Cumulative Effect of Accounting Principle Change	$0.43	$0.17	$0.55	$0.49	$0.45	$0.55	$0.25	$(1.93)	$(0.71)
Income (Loss) from Discontinued Operations, net of tax	—	—	—	—	—	—	(0.23)	0.02	(0.61)
Cumulative Effect of Accounting Principle Change, net of tax	—	—	—	—	—	—	—	—	0.14

Net Income (Loss)	$0.43	$0.17	$0.55	$0.49	$0.45	$0.55	$0.02	$(1.91)	$(1.18)

Note: See “Notes to Statistical Supplement” on page 15 for additional information.

6.1

UnumProvident Financial Results for U.S. Brokerage Segment

	Three Months Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004	12/31/2003
Operating Revenue
Premium Income	$1,309.0	$1,349.3	$5,229.0	$5,421.6	$5,382.4
Net Investment Income	255.4	260.9	998.2	965.8	974.0
Other Income	28.6	23.2	108.6	89.8	70.6

Total Operating Revenue	1,593.0	1,633.4	6,335.8	6,477.2	6,427.0

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	1,105.7	1,211.7	4,419.3	4,614.4	5,437.5
Commissions	115.8	128.6	501.6	538.3	548.8
Deferral of Policy Acquisition Costs	(67.7)	(75.2)	(311.9)	(346.0)	(458.8)
Amortization of Deferred Policy Acquisition Costs	73.7	71.5	306.9	286.3	282.0
Amortization of Value of Business Acquired	0.1	0.1	0.3	0.2	0.3
Operating Expenses	261.5	281.0	1,031.9	1,048.5	1,048.4

Total Benefits and Expenses	1,489.1	1,617.7	5,948.1	6,141.7	6,858.2

Operating Income (Loss) Before Income Taxes and Net Realized Investment Gains and Losses	$103.9	$15.7	$387.7	$335.5	$(431.2)

Operating Ratios
Benefit Ratio	84.5%	89.8%	84.5%	85.1%	101.0%
Operating Expense Ratio	20.0%	20.8%	19.7%	19.3%	19.5%
Before-tax Profit (Loss) Margin	7.9%	1.2%	7.4%	6.2%	(8.0)%

Operating Income (Loss) Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$103.9	$15.7	$387.7	$335.5	$(431.2)
California Settlement Agreement and Related Matters - Reserve Charges	—	—	(29.6)	—	—
California Settlement Agreement and Related Matters - Operating Expense Charges	—	—	(11.1)	—	—
Multistate Market Conduct Examination Settlement Agreements - Reserve Charges	—	(80.8)	—	(80.8)	—
Multistate Market Conduct Examination Settlement Agreements - Operating Expense Charges	—	(37.6)	—	(37.6)	—
Reserve Strengthening	—	—	—	—	(894.0)

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$103.9	$134.1	$428.4	$453.9	$462.8

Operating Ratios, as Adjusted
Benefit Ratio	84.5%	83.8%	83.9%	83.6%	84.4%
Operating Expense Ratio	20.0%	18.0%	19.5%	18.6%	19.5%
Before-tax Profit Margin	7.9%	9.9%	8.2%	8.4%	8.6%

See “Notes to Statistical Supplement” on page 15 for additional information.

UnumProvident Financial Results for U.S. Brokerage Group Income Protection

	Three Months Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004	12/31/2003
Operating Revenue
Premium Income
Group Long-term Income Protection	$493.2	$504.7	$1,961.6	$2,028.6	$2,031.7
Group Short-term Income Protection	136.5	151.5	566.3	616.1	630.9

Total Premium Income	629.7	656.2	2,527.9	2,644.7	2,662.6
Net Investment Income	152.3	156.1	605.7	595.8	609.7
Other Income	21.3	17.2	80.3	69.6	56.4

Total Operating Revenue	803.3	829.5	3,213.9	3,310.1	3,328.7

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	591.1	687.3	2,397.7	2,533.1	3,412.1
Commissions	40.1	46.9	175.1	199.0	200.1
Deferral of Policy Acquisition Costs	(12.8)	(16.4)	(64.6)	(77.1)	(125.1)
Amortization of Deferred Policy Acquisition Costs	23.5	24.1	92.2	93.5	96.1
Amortization of Value of Business Acquired	—	—	—	—	—
Operating Expenses	147.8	176.2	582.5	619.6	615.5

Total Benefits and Expenses	789.7	918.1	3,182.9	3,368.1	4,198.7

Operating Income (Loss) Before Income Taxes and Net Realized Investment Gains and Losses	$13.6	$(88.6)	$31.0	$(58.0)	$(870.0)

Operating Ratios
Benefit Ratio	93.9%	104.7%	94.8%	95.8%	128.1%
Operating Expense Ratio	23.5%	26.9%	23.0%	23.4%	23.1%
Before-tax Profit (Loss) Margin	2.2%	(13.5)%	1.2%	(2.2)%	(32.7)%

Persistency - Group Long-term Income Protection			84.8%	84.8%	87.2%
Persistency - Group Short-term Income Protection			79.6%	80.6%	84.5%

7.1

UnumProvident Financial Results for U.S. Brokerage Group Income Protection - Continued

	Three Months Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004	12/31/2003
Operating Income (Loss) Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$13.6	$(88.6)	$31.0	$(58.0)	$(870.0)
California Settlement Agreement and Related Matters - Reserve Charges	—	—	(27.3)	—	—
California Settlement Agreement and Related Matters - Operating Expense Charges	—	—	(10.1)	—	—
Multistate Market Conduct Examination Settlement Agreements - Reserve Charges	—	(80.2)	—	(80.2)	—
Multistate Market Conduct Examination Settlement Agreements - Operating Expense Charges	—	(36.5)	—	(36.5)	—
Reserve Strengthening	—	—	—	—	(894.0)

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$13.6	$28.1	$68.4	$58.7	$24.0

Operating Ratios, as Adjusted
Benefit Ratio	93.9%	92.5%	93.8%	92.7%	94.6%
Operating Expense Ratio	23.5%	21.3%	22.6%	22.0%	23.1%
Before-tax Profit Margin	2.2%	4.3%	2.7%	2.2%	0.9%

See “Notes to Statistical Supplement” on page 15 for additional information.

7.2

UnumProvident Financial Results for U.S. Brokerage Group Life and Accidental Death and Dismemberment

	Three Months Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004	12/31/2003
Operating Revenue
Premium Income
Group Life	$326.3	$354.9	$1,306.8	$1,441.0	$1,463.8
Accidental Death & Dismemberment	39.8	44.5	156.4	182.4	198.6

Total Premium Income	366.1	399.4	1,463.2	1,623.4	1,662.4
Net Investment Income	37.7	44.6	151.9	147.9	145.0
Other Income (Loss)	0.3	(0.2)	2.0	(0.6)	0.5

Total Operating Revenue	404.1	443.8	1,617.1	1,770.7	1,807.9

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	279.8	301.8	1,111.9	1,244.3	1,280.0
Commissions	20.9	26.3	97.8	106.2	113.2
Deferral of Policy Acquisition Costs	(6.1)	(9.1)	(42.7)	(47.0)	(80.0)
Amortization of Deferred Policy Acquisition Costs	18.1	16.6	73.0	67.0	71.9
Amortization of Value of Business Acquired	—	—	—	—	—
Operating Expenses	47.9	46.1	188.3	186.8	200.1

Total Benefits and Expenses	360.6	381.7	1,428.3	1,557.3	1,585.2

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$43.5	$62.1	$188.8	$213.4	$222.7

Operating Ratios
Benefit Ratio	76.4%	75.6%	76.0%	76.6%	77.0%
Operating Expense Ratio	13.1%	11.5%	12.9%	11.5%	12.0%
Before-tax Profit Margin	11.9%	15.5%	12.9%	13.1%	13.4%

Persistency - Group Life			78.3%	84.0%	83.2%
Persistency - Accidental Death & Dismemberment			76.9%	80.3%	84.2%

7.3

UnumProvident Financial Results for U.S. Brokerage Supplemental and Voluntary

	Three Months Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004	12/31/2003
Operating Revenue
Premium Income
Individual Income Protection - Recently Issued	$103.6	$103.5	$425.1	$415.6	$392.8
Long-term Care	122.2	114.4	473.2	444.5	404.6
Voluntary Workplace Benefits	87.4	75.8	339.6	293.4	260.0

Total Premium Income	313.2	293.7	1,237.9	1,153.5	1,057.4
Net Investment Income	65.4	60.2	240.6	222.1	219.3
Other Income	7.0	6.2	26.3	20.8	13.7

Total Operating Revenue	385.6	360.1	1,504.8	1,396.4	1,290.4

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	234.8	222.6	909.7	837.0	745.4
Commissions	54.8	55.4	228.7	233.1	235.5
Deferral of Policy Acquisition Costs	(48.8)	(49.7)	(204.6)	(221.9)	(253.7)
Amortization of Deferred Policy Acquisition Costs	32.1	30.8	141.7	125.8	114.0
Amortization of Value of Business Acquired	0.1	0.1	0.3	0.2	0.3
Operating Expenses	65.8	58.7	261.1	242.1	232.8

Total Benefits and Expenses	338.8	317.9	1,336.9	1,216.3	1,074.3

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$46.8	$42.2	$167.9	$180.1	$216.1

Operating Ratios
Benefit Ratios
Individual Income Protection - Recently Issued	58.2%	64.9%	57.5%	57.7%	54.6%
Long-term Care	94.9%	90.5%	93.0%	88.8%	84.7%
Voluntary Workplace Benefits	66.9%	68.5%	66.3%	69.0%	72.5%
Operating Expense Ratio	21.0%	20.0%	21.1%	21.0%	22.0%
Before-tax Profit Margin	14.9%	14.4%	13.6%	15.6%	20.4%

Interest Adjusted Loss Ratio
Individual Income Protection - Recently Issued	43.8%	51.9%	43.8%	46.0%	41.5%

7.4

UnumProvident Financial Results for U.S. Brokerage Supplemental and Voluntary - Continued

	Three Months Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004	12/31/2003
Persistency - Individual Income Protection - Recently Issued			89.6%	90.7%	89.6%
Persistency - Long-term Care			95.8%	95.5%	95.0%
Persistency - Voluntary Workplace Benefits			81.1%	81.0%	82.1%

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$46.8	$42.2	$167.9	$180.1	$216.1
California Settlement Agreement and Related Matters - Reserve Charges	—	—	(2.3)	—	—
California Settlement Agreement and Related Matters - Operating Expense Charges	—	—	(1.0)	—	—
Multistate Market Conduct Examination Settlement Agreements - Reserve Charges	—	(0.6)	—	(0.6)	—
Multistate Market Conduct Examination Settlement Agreements - Operating Expense Charges	—	(1.1)	—	(1.1)	—

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$46.8	$43.9	$171.2	$181.8	$216.1

Operating Ratios, as Adjusted
Benefit Ratios
Individual Income Protection - Recently Issued	58.2%	64.3%	57.0%	57.6%	54.6%
Long-term Care	94.9%	90.5%	93.0%	88.8%	84.7%
Voluntary Workplace Benefits	66.9%	68.5%	66.3%	69.0%	72.5%
Operating Expense Ratio	21.0%	19.6%	21.0%	20.9%	22.0%
Before-tax Profit Margin	14.9%	14.9%	13.8%	15.8%	20.4%

See “Notes to Statistical Supplement” on page 15 for additional information.

7.5

UnumProvident Financial Results for Unum Limited Segment

	Three Months Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004	12/31/2003
Operating Revenue
Premium Income
Group Long-term Income Protection	$149.5	$129.5	$582.9	$501.8	$371.2
Group Life	41.1	36.5	164.1	117.9	60.8
Individual Income Protection	7.6	11.0	38.3	39.4	45.0

Total Premium Income	198.2	177.0	785.3	659.1	477.0
Net Investment Income	37.7	37.4	154.2	139.6	106.5
Other Income	—	0.5	6.1	3.1	9.9

Total Operating Revenue	235.9	214.9	945.6	801.8	593.4

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	129.9	117.5	545.8	464.5	344.5
Commissions	15.4	13.3	56.4	48.9	34.1
Deferral of Policy Acquisition Costs	(7.3)	(8.6)	(34.1)	(37.7)	(33.6)
Amortization of Deferred Policy Acquisition Costs	5.6	5.0	21.6	19.2	17.0
Amortization of Value of Business Acquired	3.4	1.8	14.2	14.4	5.4
Operating Expenses	39.6	39.2	154.0	141.2	114.0

Total Benefits and Expenses	186.6	168.2	757.9	650.5	481.4

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$49.3	$46.7	$187.7	$151.3	$112.0

Operating Ratios
Benefit Ratio	65.5%	66.4%	69.5%	70.5%	72.2%
Operating Expense Ratio	20.0%	22.1%	19.6%	21.4%	23.9%
Before-tax Profit Margin	24.9%	26.4%	23.9%	23.0%	23.5%

Persistency - Group Long-term Income Protection			94.2%	92.1%	92.9%
Persistency - Group Life			86.3%	83.0%	87.7%
Persistency - Individual Income Protection			88.4%	86.7%	87.2%

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$49.3	$46.7	$187.7	$151.3	$112.0
Gain on Sale of Netherlands Branch	—	—	5.7	—	—

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$49.3	$46.7	$182.0	$151.3	$112.0

Operating Ratio, as Adjusted
Before-tax Profit Margin	24.9%	26.4%	23.2%	23.0%	23.5%

See “Notes to Statistical Supplement” on page 15 for additional information.

UnumProvident Financial Results for Colonial Segment

	Three Months Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004	12/31/2003
Operating Revenue
Premium Income
Income Protection	$129.1	$124.0	$508.9	$486.2	$464.9
Life	29.2	26.8	114.0	106.9	96.7
Cancer and Critical Illness	42.2	38.7	164.1	147.9	131.9

Total Premium Income	200.5	189.5	787.0	741.0	693.5
Net Investment Income	24.3	24.5	96.0	94.5	90.0
Other Income	0.9	0.6	4.4	2.3	2.5

Total Operating Revenue	225.7	214.6	887.4	837.8	786.0

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	113.5	103.5	433.2	408.3	395.4
Commissions	43.0	41.8	170.7	173.9	164.9
Deferral of Policy Acquisition Costs	(42.3)	(41.3)	(173.4)	(173.7)	(166.1)
Amortization of Deferred Policy Acquisition Costs	34.5	33.9	134.7	131.2	118.3
Amortization of Value of Business Acquired	(0.3)	0.3	0.6	1.2	(0.9)
Operating Expenses	38.6	36.4	153.5	141.3	127.7

Total Benefits and Expenses	187.0	174.6	719.3	682.2	639.3

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$38.7	$40.0	$168.1	$155.6	$146.7

Operating Ratios
Benefit Ratio	56.6%	54.6%	55.0%	55.1%	57.0%
Operating Expense Ratio	19.3%	19.2%	19.5%	19.1%	18.4%
Before-tax Profit Margin	19.3%	21.1%	21.4%	21.0%	21.2%

Persistency - Income Protection			75.3%	77.4%	74.1%
Persistency - Life			84.1%	85.2%	88.2%
Persistency - Cancer and Critical Illness			83.2%	84.5%	84.4%

UnumProvident Financial Results for Individual Income Protection - Closed Block Segment

	Three Months Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004	12/31/2003
Operating Revenue
Premium Income	$279.3	$239.3	$1,011.7	$986.6	$1,028.5
Net Investment Income	207.5	203.6	770.0	799.1	824.2
Other Income	25.0	31.2	95.2	100.3	95.9

Total Operating Revenue	511.8	474.1	1,876.9	1,886.0	1,948.6

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	420.4	378.4	1,562.7	1,618.9	1,533.6
Commissions	20.3	17.8	74.9	76.3	85.5
Deferral of Policy Acquisition Costs	—	—	—	—	(7.5)
Amortization of Deferred Policy Acquisition Costs	—	—	—	—	41.3
Amortization of Value of Business Acquired	—	—	—	—	32.7
Intangible Assets Write-down	—	—	—	856.4	—
Operating Expenses	37.4	40.1	159.4	157.2	200.5

Total Benefits and Expenses	478.1	436.3	1,797.0	2,708.8	1,886.1

Operating Income (Loss) Before Income Taxes and Net Realized Investment Gains and Losses	$33.7	$37.8	$79.9	$(822.8)	$62.5

Operating Ratios
Benefit Ratio	150.5%	158.1%	154.5%	164.1%	149.1%
Interest Adjusted Loss Ratio	89.0%	89.0%	87.3%	87.5%	82.7%
Operating Expense Ratio	13.4%	16.8%	15.8%	15.9%	19.5%
Before-tax Profit (Loss) Margin	12.1%	15.8%	7.9%	(83.4)%	6.1%
Persistency			94.5%	94.5%	94.2%

UnumProvident Financial Results for Individual Income Protection - Closed Block Segment - Continued

	Three Months Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004	12/31/2003
Operating Income (Loss) Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$33.7	$37.8	$79.9	$(822.8)	$62.5
California Settlement Agreement and Related Matters - Reserve Charges	—	—	(23.1)	—	—
California Settlement Agreement and Related Matters - Operating Expense Charges	—	—	(11.2)	—	—
Multistate Market Conduct Examination Settlement Agreements - Reserve Charges	—	(3.7)	—	(3.7)	—
Multistate Market Conduct Examination Settlement Agreements - Operating Expense Charges	—	(4.9)	—	(4.9)	—
Individual Income Protection - Closed Block Restructuring - Reserve Charges	—	—	—	(110.6)	—
Individual Income Protection - Closed Block Restructuring - Intangible Asset Impairment Charges	—	—	—	(856.4)	—

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$33.7	$46.4	$114.2	$152.8	$62.5

Operating Ratios, as Adjusted
Benefit Ratio	150.5%	156.6%	152.2%	152.5%	149.1%
Operating Expense Ratio	13.4%	14.7%	14.6%	15.4%	19.5%
Before-tax Profit Margin	12.1%	19.4%	11.3%	15.5%	6.1%

See “Notes to Statistical Supplement” on page 15 for additional information.

10.1

UnumProvident Financial Results for Other Segment

	Three Months Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004	12/31/2003
Operating Revenue
Premium Income	$1.4	$9.2	$2.6	$31.3	$34.3
Net Investment Income	29.1	31.0	120.5	127.3	140.1
Other Income	55.1	47.2	213.9	208.3	204.4

Total Operating Revenue	85.6	87.4	337.0	366.9	378.8

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	33.1	37.0	122.2	142.3	157.1
Commissions	0.8	(0.7)	1.1	4.9	10.8
Deferral of Policy Acquisition Costs	—	0.1	—	0.1	0.1
Amortization of Deferred Policy Acquisition Costs	0.5	(0.1)	0.5	—	—
Amortization of Value of Business Acquired	—	—	—	—	—
Operating Expenses	42.3	42.8	167.5	174.2	168.7

Total Benefits and Expenses	76.7	79.1	291.3	321.5	336.7

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$8.9	$8.3	$45.7	$45.4	$42.1

UnumProvident Financial Results for Corporate Segment

	Three Months Ended		Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004	12/31/2003
Operating Revenue
Net Investment Income	$10.9	$7.1	$49.4	$32.4	$23.6
Other Income (Loss)	(0.6)	19.3	11.8	33.6	8.0

Total Operating Revenue	10.3	26.4	61.2	66.0	31.6

Benefits and Expenses
Interest and Debt Expense	52.5	53.0	208.0	207.1	187.2
Unallocated Operating Expenses	0.8	4.9	6.0	12.6	37.9

Total Benefits and Expenses	53.3	57.9	214.0	219.7	225.1

Operating Loss Before Income Taxes and Net Realized Investment Gains and Losses	$(43.0)	$(31.5)	$(152.8)	$(153.7)	$(193.5)

UnumProvident Investment Fact Sheet at December 31, 2005

Bonds (Fair Value)

	12/31/05
Public	$21,390.4	61.6%
Mortgage-backed Securities	4,431.3	12.8
Private Placements	3,867.6	11.1
High Yield	2,180.7	6.3
Government Securities	2,500.8	7.2
Municipal Securities	67.0	0.2
Open Derivatives	263.6	0.8

Total	$34,701.4	100.0%

Quality Ratings of Bonds

	Book Value	Fair Value
Aaa	24.8%	24.8%
Aa	8.0	7.8
A	25.0	25.4
Baa	35.4	35.7
Below Baa	6.8	6.3

Total	100.0%	100.0%

Selected Statistics

	12/31/05	9/30/05
Portfolio Yield*	6.85%	6.86%
Average Duration	9.21	9.05
Average Credit Quality	A	A

* Bond equivalent yield is a book value and duration weighted average of the yield on the fixed income securities in the portfolio.

Schedule BA and Non-Current

Total Non-Current Investments	$29.5	$60.4
Total Schedule BA Assets	$109.3	$75.2

UnumProvident Investment Fact Sheet at December 31, 2005

Fixed Maturity Bonds - By Industry Classification-Unrealized Gain/Loss

Classification	Fair Value	Net Unrealized Gain/Loss	Fair Value of Bonds with Loss	Gross Unrealized Loss	Fair Value of Bonds with Gain	Gross Unrealized Gain
Basic Industry	$2,275.1	$121.6	$608.7	$(37.4)	$1,666.4	$159.0
Canadian	406.9	95.3	—	—	406.9	95.3
Capital Goods	2,520.1	230.6	439.2	(15.6)	2,080.9	246.2
Communications	2,929.2	216.1	623.6	(40.8)	2,305.6	256.9
Consumer Cyclical	1,155.6	26.3	355.2	(44.4)	800.4	70.7
Consumer Non-Cyclical	3,919.8	245.1	1,075.9	(30.8)	2,843.9	275.9
Derivative Instruments	263.6	247.7	(129.1)	(129.5)	392.7	377.2
Energy (Oil & Gas)	2,475.8	360.8	132.6	(4.5)	2,343.2	365.3
Financial Institutions	3,453.2	118.8	1,072.2	(53.8)	2,381.0	172.6
Mortgage/Asset Backed	4,431.3	254.0	1,012.2	(20.3)	3,419.1	274.3
Sovereigns	633.1	33.4	57.4	(0.4)	575.7	33.8
Technology	379.9	27.4	124.7	(6.6)	255.2	34.0
Transportation	1,062.0	135.7	71.6	(3.5)	990.4	139.2
U.S. Government Agencies	2,651.6	180.9	326.6	(9.6)	2,325.0	190.5
Utilities	6,144.2	493.6	1,368.1	(34.1)	4,776.1	527.7

Total	$34,701.4	$2,787.3	$7,138.9	$(431.3)	$27,562.5	$3,218.6

Gross Unrealized Loss on Fixed Maturity Bonds By Length of Time in Unrealized Loss Position

	Investment Grade		Below Investment Grade
Category	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
Less than 91 days	$1,906.9	$(28.0)	$131.5	$(3.2)
91 through 180 days	2,517.3	(70.4)	114.1	(5.2)
181 through 270 days	72.1	(1.7)	61.1	(3.7)
271 days to 1 year	187.5	(4.5)	280.6	(43.5)
Greater than 1 year	1,556.5	(238.9)	311.3	(32.2)

Total	$6,240.3	$(343.5)	$898.6	$(87.8)

13.1

UnumProvident Statutory Capital and Surplus

	As of December 31, 2005			As of December 31, 2004
	Capital and Surplus	AVR	Capital and Surplus + AVR	Capital and Surplus + AVR
Provident Life and Accident	$1,343.6	$55.0	$1,398.6	$1,455.0
Unum Life of America	1,354.6	98.9	1,453.5	1,277.6
Paul Revere Life (1)	1,138.1	24.2	1,162.3	1,137.0
Colonial Life & Accident	351.2	9.6	360.8	298.4
Provident Life and Casualty	90.8	1.7	92.5	84.6
First Unum Life	160.1	4.0	164.1	166.6
Paul Revere Variable (1)	114.9	0.6	115.5	121.6

(1)	Capital and Surplus of Paul Revere Variable is included in Paul Revere Life

UnumProvident Statutory Operating Results - December 31, 2005

	Year Ended
	Net Gain from Operations After Tax				Net Realized Capital Gains (Losses) After Tax and Transfers to IMR	Net Income
	Before Infrequent or Unusual Items	Reinsurance Recapture	California Settlement Agreement	Total
Provident Life and Accident	$138.2	$—	$(14.3)	$123.9	$(1.0)	$122.9
Unum Life of America	153.0	129.7	(27.6)	255.1	(5.9)	249.2
Paul Revere Life	155.5	—	(11.8)	143.7	(13.4)	130.3
Colonial Life & Accident	89.3	—	—	89.3	10.1	99.4
Provident Life and Casualty	10.9	—	—	10.9	1.8	12.7
First Unum Life	18.5	—	—	18.5	0.2	18.7
Paul Revere Variable	8.6	—	—	8.6	—	8.6

Total	$574.0	$129.7	$(53.7)	$650.0	$(8.2)	$641.8

	Three Months Ended
	Net Gain from Operations After Tax	Net Realized Capital Gains (Losses) After Tax and Transfers to IMR	Net Income
Provident Life and Accident	$31.5	$(9.7)	$21.8
Unum Life of America	39.9	(0.3)	39.6
Paul Revere Life	52.4	(3.1)	49.3
Colonial Life & Accident	21.7	5.2	26.9
Provident Life and Casualty	0.8	1.6	2.4
First Unum Life	3.7	0.7	4.4
Paul Revere Variable	2.1	—	2.1

Total	$152.1	$(5.6)	$146.5

Note: Statutory results are reported in conformity with statutory accounting principles as prescribed by the National Association of Insurance Commissioners and adopted by the applicable state laws.

14.1

UnumProvident Statutory Operating Results - December 31, 2004

	Year Ended
	Net Gain (Loss) from Operations After Tax					Net Realized Capital Gains (Losses) After Tax and Transfers to IMR			Net Income (Loss)
	Before Infrequent or Unusual Items	Canada Disposition	One-time Reinsurance Premium	Multistate Market Conduct Settlement	Total	Before Infrequent or Unusual Items	Canada Disposition	Total	Before Infrequent or Unusual Items	Canada Disposition	One-time Reinsurance Premium	Multistate Market Conduct Settlement	Total
Provident Life and Accident	$176.0	$261.4	$(64.1)	$(9.3)	$364.0	$(13.9)	$(20.2)	$(34.1)	$162.1	$241.2	$(64.1)	$(9.3)	$329.9
Unum Life of America	148.7	3.5	—	(73.3)	78.9	(15.8)	—	(15.8)	132.9	3.5	—	(73.3)	63.1
Paul Revere Life	144.7	5.9	(53.1)	(6.3)	91.2	(0.1)	—	(0.1)	144.6	5.9	(53.1)	(6.3)	91.1
Colonial Life & Accident	103.7	—	—	—	103.7	0.8	—	0.8	104.5	—	—	—	104.5
Provident Life and Casualty	2.8	—	(5.8)	(0.8)	(3.8)	0.6	—	0.6	3.4	—	(5.8)	(0.8)	(3.2)
First Unum Life	24.8	—	—	(5.5)	19.3	(5.8)	—	(5.8)	19.0	—	—	(5.5)	13.5
Paul Revere Variable	8.8	—	—	—	8.8	(0.1)	—	(0.1)	8.7	—	—	—	8.7

Total	$609.5	$270.8	$(123.0)	$(95.2)	$662.1	$(34.3)	$(20.2)	$(54.5)	$575.2	$250.6	$(123.0)	$(95.2)	$607.6

	Three Months Ended
	Net Gain (Loss) from Operations After Tax			Net Realized Capital Gains (Losses) After Tax and Transfers to IMR	Net Income (Loss)
	Before Infrequent or Unusual Items	Multistate Market Conduct Settlement	Total
Provident Life and Accident	$82.6	$(9.3)	$73.3	$3.9	$77.2
Unum Life of America	29.8	(73.3)	(43.5)	5.7	(37.8)
Paul Revere Life	46.8	(6.3)	40.5	2.7	43.2
Colonial Life & Accident	51.5	—	51.5	2.7	54.2
Provident Life and Casualty	(0.2)	(0.8)	(1.0)	6.6	5.6
First Unum Life	1.3	(5.5)	(4.2)	(1.1)	(5.3)
Paul Revere Variable	2.1	—	2.1	0.9	3.0

Total	$213.9	$(95.2)	$118.7	$21.4	$140.1

Note: Statutory results are reported in conformity with statutory accounting principles as prescribed by the National Association of Insurance Commissioners and adopted by the applicable state laws.

14.2

Notes to Statistical Supplement

(All numbers are before tax, except as noted)

Non-GAAP Financial Measures

The Company analyzes its performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income. The Company believes operating income or loss excluding realized investment gains and losses, which are recurring, is a better performance measure and a better indicator of the profitability and underlying trends in the business. Realized investment gains and losses are dependent on market conditions and general economic events and are not necessarily related to decisions regarding the Company’s underlying business. The Company believes that the exclusion of certain other items specified and presented in the reconciliations on the segment financial results pages throughout this supplement enhances the understanding and comparability of the Company’s performance, but this exclusion is not an indication that similar items may not recur.

2005 Offering

4th Quarter

In November 2005, the Company completed a long-term debt offering, issuing $400.0 million of 6.85% senior notes due November 15, 2015. In order to maintain its current debt leverage ratio, the Company intends to reduce its outstanding debt by an approximately equal amount during the first quarter of 2006 by participating in the remarketing of its mandatory convertible securities in February 2006.

2005 Other Items

3rd Quarter

Effective July 1, 2005, the Company modified its reporting segments to separate its United States business from that of its United Kingdom subsidiary, Unum Limited, due to the continued growth in that subsidiary and to recent organizational changes within the Company which established a separate management team to focus solely on the U.S. Brokerage lines of business. The Company’s new reporting segments are comprised of the following: U.S. Brokerage, Unum Limited (U.K. business), Colonial, Individual Income Protection – Closed Block, Other, and Corporate.

The U.S. Brokerage segment includes the results of the Company’s U.S. group income protection insurance, group life and accidental death and dismemberment products, and supplemental and voluntary lines of business, including individual income protection – recently issued, group and individual long-term care, and brokerage voluntary workplace benefits products. The Unum Limited segment is comprised primarily of group income protection and group life products. The products now reported in the U.S. Brokerage segment and the Unum Limited segment were previously combined and reported in the Income Protection and Life and Accident segments. The modification of the Company’s reporting segments had no impact on the level at which the Company performs impairment testing for goodwill or loss recognition testing for the recoverability of deferred policy acquisition costs and value of business acquired. The results of the disability management services business are now reported in the Other segment, which has been redefined to include the disability management services business as well as results from U.S. Brokerage insured products not actively marketed (with the exception of certain individual income protection products), including individual life and corporate-owned life insurance, reinsurance pools and management operations, group pension, health insurance, and individual annuities. There were no changes to the Colonial, Individual Income Protection – Closed Block or Corporate segments. Segment information for the three and nine months ended September 30, 2004 has been reclassified to conform to the current reporting segments.

(continued on next page)	15

In the third quarter of 2005, certain of the Company’s insurance subsidiaries entered into a settlement agreement with the California Department of Insurance, concluding a market conduct examination and investigation of the subsidiaries’ disability claims handling practices. As part of the settlement, the Company has agreed to change certain practices and policy provisions related to its California business and consistent with California case law. The settlement also incorporates claims handling practices previously covered by the multistate agreement reached last year with 48 other states, and includes certain additional claim handling changes. Based on the settlement agreement and related matters, in the third quarter of 2005 the Company recorded a charge of $75.0 million before tax, or $51.6 million after tax, comprised of four elements: $14.3 million of incremental direct operating expenses to conduct the reassessment process; $37.3 million for benefit costs and reserves reopened from the reassessment; $15.4 million for additional benefit costs and reserves from claims already incurred and currently in inventory that are anticipated as a result of the claim process changes being implemented; and an $8.0 million dollar fine. The ongoing expenses of changing certain claim practices and policy provisions in California insurance forms will be included in the Company’s operating expenses as incurred going forward.

During the third quarter of 2005, the Company recaptured its closed block individual income protection business originally ceded to Centre Life Reinsurance Ltd. in 1996. The recaptured business includes approximately $1.6 billion in invested assets and $185.0 million of annual premium. The effective date of the recapture was August 8, 2005. The underlying operating results of the reinsurance contract, prior to recapture, were reflected in other income. The recapture therefore did not have a material impact on operating income for the Individual Income Protection – Closed Block segment.

In July 2005, Unum Limited completed the sale of its Netherlands branch. The gain on the sale was $5.7 million before tax and $4.0 million after tax and is included in the operating results for the three and nine month periods ended September 30, 2005.

In the third quarter of 2005, the Company recognized an income tax benefit of $10.8 million related to the finalization of income tax reviews of the Company’s U.K. subsidiaries.

1st Quarter

In April 2005, the Internal Revenue Service completed its examination of tax years 1999 through 2001 and issued its revenue agent’s report (RAR). Income tax liabilities of $32.0 million that relate primarily to interest on the timing of expense deductions were released in the first quarter of 2005, all of which was reflected as a reduction to income tax expense.

2004 Offering

In May 2004, the Company issued 12,000,000 8.25% adjustable conversion-rate equity security units (units) in a private offering for $300.0 million. The Company subsequently registered the privately placed securities for resale by the private investors. Each unit has a stated amount of $25 and will initially consist of (a) a contract pursuant to which the holder agrees to purchase, for $25, shares of the Company’s common stock on May 15, 2007 and (b) a 1/40 or 2.5% ownership interest in a senior note issued by the Company due May 15, 2009 with a principal amount of $1,000. Upon settlement of the common stock purchase contract and successful remarketing of the senior note element of the units, the Company will receive proceeds of approximately $300.0 million and will issue between 17.7 million and 20.4 million shares of common stock. The purchase contract element of the units contributes to the number of quarterly weighted average common shares - assuming dilution when the average market price of the Company’s common stock is greater than the threshold appreciation price of $16.95 per share and the Company has income from continuing operations. The impact of the purchase contract element of the units on the number of quarterly weighted average common shares - assuming dilution, including the 2003 unit offering (see “2003 Public Offerings” discussion following), at various quarterly average stock price levels is as follows:

(continued on next page)	15.1

	Dilutive Share Impact (in millions)
Quarterly Average Stock Price	2004 Offering	2003 Offering	Combined
$13.00	no impact	no impact	no impact
$14.00	no impact	2.3	2.3
$15.00	no impact	5.0	5.0
$16.00	no impact	7.4	7.4
$17.00	0.1	9.5	9.6
$18.00	1.0	11.4	12.4
$19.00	1.9	13.1	15.0
$20.00	2.7	14.6	17.3

2004 Other Items

4th Quarter

In the fourth quarter of 2004, certain of the Company’s insurance subsidiaries entered into settlement agreements with state insurance regulators upon conclusion of a multistate market conduct examination led by Maine, Massachusetts, and Tennessee relating to disability claims handling practices. A total of 48 states and the District of Columbia are parties to the settlement agreements. In addition, the U.S. Department of Labor, which had been conducting an inquiry relating to certain ERISA plans, is a party to the settlement agreements, and the New York Attorney General’s Office, which had engaged in its own investigation of the Company’s claims handling practices, notified the Company that it was in support of the settlement and was, therefore, closing its investigation on this issue.

The examination report did not make any findings of violations of law or market conduct regulations. However, the examination report did identify areas of concern. These became the focus of specific changes and enhancements to the Company’s disability claims handling operations which are designed to assure each claim decision is made in a consistently high quality manner.

The primary components of the settlement agreements include:

•	enhancements to the Company’s claims handling procedures;

•	a reassessment process for claimants of certain previously denied or closed claims who elect to participate;

•	additional corporate and board governance to support the oversight of the reassessment process and general claims handling practices; and

•	payment of a fine in the amount of $15.0 million to be allocated among the states and jurisdictions that joined the agreement and a potential fine of $145.0 million in the future if certain standards are not met in examinations at the end of approximately two years.

In the fourth quarter of 2004, the Company recorded a loss of $127.0 million before tax, or $87.8 million after tax, comprised of four elements: $27.5 million of incremental direct operating expenses to conduct the two-year reassessment process; $44.0 million for benefit costs and reserves from claims reopened from the reassessment; $40.5 million for additional benefit costs and reserves for claims already incurred and currently in inventory that are anticipated as a result of the claim process changes being implemented; and the $15.0 million fine. The ongoing costs of changes in the claims handling process and governance improvements will be included in the Company’s operating expenses as incurred going forward. These ongoing costs are not anticipated to materially affect the Company’s results of operations.

(continued on next page)	15.2

2nd Quarter

In June 2004, the Company amended its postretirement medical plan and as a result of this amendment, the Company recorded a curtailment gain of $9.4 million before tax in the second quarter of 2004.

Also during the second quarter of 2004, the Company closed the sale of its Canadian operations and reported a loss of $113.0 million before tax and $70.9 million after tax on the sale of the branch. Assets transferred to the buyer included available-for-sale fixed maturity securities with a fair value of $1,099.4 million and a book value of $957.7 million. Liabilities transferred included reserves of $1,254.8 million. The Company retained a portion of the Canadian branch fixed maturity bond portfolio according to the terms of the transaction. The bonds retained had a fair value, at April 30, 2004, of $732.9 million and a yield of 7.14 percent. These investments, which were redeployed to other lines of business during the remainder of the year, added approximately four basis points to the investment portfolio yield rate, at April 30, 2004, in the Company’s continuing operations.

1st Quarter

In the first quarter of 2004, the Company restructured its individual income protection – closed block business wherein three of its insurance subsidiaries entered into reinsurance agreements to reinsure approximately 66.7 percent of potential future losses that occur above a specified retention limit. The individual income protection – closed block reserves in these three subsidiaries comprise approximately 90 percent of the Company’s overall retained risk in the closed block of individual income protection. The reinsurance agreements effectively provide approximately 60 percent reinsurance coverage for the Company’s overall consolidated risk above the retention limit. The maximum risk limit for the reinsurer is approximately $783.0 million initially and grows to approximately $2.6 billion over time, after which any further losses will revert to the Company. These reinsurance transactions were effective as of April 1, 2004. The Company transferred cash equal to $521.6 million of reserves ceded in the Individual Income Protection – Closed Block segment plus an additional $185.8 million in cash for a before-tax prepaid cost of insurance which was deferred and is being amortized into earnings over the expected claim payment period covered under the Company’s retention limit. The Company retained the higher yielding investments historically associated with these reserves and redeployed these investments to other lines of business.

In conjunction with the restructuring of the individual income protection – closed block business, effective January 1, 2004, the Company modified its reporting segments to include a separate segment for this business. The reporting, monitoring, and management of the closed block of individual income protection business as a discrete segment is consistent with the Company’s financial restructuring and separation of this business from the lines of business which actively market new products. In the past, this business had been reported in the Income Protection segment. Prior to 2004, detailed separate financial metrics and models were unavailable to appropriately manage this block of business separately from the recently issued individual income protection block of business.

The change in the Company’s reporting segments required the Company to perform, separately for the individual income protection – closed block business and individual income protection – recently issued business, impairment testing for goodwill and loss recognition testing for the recoverability of deferred policy acquisition costs and value of business acquired. As required under GAAP, prior to the change in reporting segments, these tests were performed for the individual income protection line of business on a combined basis. The testing indicated impairment of the individual income protection – closed block deferred policy acquisition costs, value of business acquired, and goodwill balances of $282.2 million, $367.1 million, and $207.1 million, respectively. These impairment charges, $856.4 million before tax and $629.1 million after tax, are included in the net loss reported for the first quarter of 2004.

(continued on next page)	15.3

Also as part of the restructuring, the Company analyzed the reserve assumptions related to its individual income protection – closed block reserves as a stand-alone segment. Previously these reserves were analyzed for the individual income protection line of business on a combined basis. Included in the analysis was a review of morbidity assumptions, primarily claim resolution rates, and claim reserve discount rate assumptions. Based upon this analysis, the Company lowered the claim reserve discount rate to reflect the segmentation of assets between the individual income protection – recently issued business and the individual income protection – closed block business, the change in the Company’s investment portfolio yield rates during the first quarter of 2004, the Company’s expectation of future investment portfolio yield rates, and the Company’s desire to maintain the relationship between the claim reserve discount rate and the investment portfolio yield rate for the individual income protection – closed block at the Company’s long-term objective. The segmentation of the investment portfolio was necessary to ensure appropriate matching of the duration of the assets and the related policy liabilities. Based on this analysis, in the first quarter of 2004 the Company increased its individual income protection – closed block claim reserves by $110.6 million before tax, or $71.9 million after tax, to reflect its current estimate of future benefit obligations. The first quarter 2004 change represented a 1.2 percent increase in total net Individual Income Protection – Closed Block segment reserves as of March 31, 2004, which equaled $9.530 billion prior to this increase.

2003 Accounting Principle Changes

4th Quarter

Effective October 1, 2003, the Company adopted the provisions of Statement of Financial Accounting Standards No. 133 Implementation Issue B36 (DIG Issue B36), Embedded Derivatives: Modified Coinsurance Arrangements and Debt Instruments That Incorporate Credit Risk Exposure That Are Unrelated or Only Partially Related to the Creditworthiness of the Obligor Under Those Instruments. DIG Issue B36 addresses financial accounting and reporting for embedded derivatives in modified coinsurance contracts that incorporate credit risk exposure unrelated to the credit risk of the counterparty to the reinsurance contract and requires the bifurcation of any such derivative from the host reinsurance contract. The Company has two reinsurance contracts for which DIG Issue B36 is applicable. The adoption of DIG Issue B36 resulted in an increase in fixed maturity securities of $61.3 million to record the fair value of the embedded derivatives and a $39.9 million cumulative effect of accounting principle change, net of $21.4 million in tax.

Effective December 31, 2003, the Company adopted the provisions of Interpretation No. 46 (Interpretation 46), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51. Interpretation 46 expands upon ARB No. 51, Consolidated Financial Statements, to address financial accounting and reporting for certain entities in which a controlling financial interest cannot be identified based on an evaluation of voting interests. Transition to the provisions of Interpretation 46 required the Company to consolidate four special purpose entities whose purposes are to support the Company’s investment objectives. Prior to December 31, 2003, these entities were accounted for as fixed maturity securities in the available for sale portfolio and carried at fair value which was derived from the fair value of the underlying assets. For these four entities, the adoption of Interpretation 46 had no impact on the fair value of total invested assets reported in the Company’s consolidated statement of financial condition.

Adoption of Interpretation 46 also resulted in the de-consolidation of a trust that currently holds $300.0 million of junior subordinated debt securities of the Company and has issued a similar amount of mandatorily redeemable preferred securities. The impact of the de-consolidation was the elimination of the company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated debt securities of the company included in the consolidated statement of financial condition and an increase of $300.0 million in long-term debt.

Effective January 1, 2003, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, and selected the prospective method of adoption allowed under the provisions of Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure. The adoption decreased after tax results for 2003 approximately $0.6 million.

(continued on next page)	15.4

2003 Public Offerings

In the second quarter of 2003, the Company issued a total of 52,877,000 shares of common stock, par value $0.10 per share, related to a public offering and received approximately $547.7 million in proceeds. In addition, the Company issued a total of 23,000,000 8.25% adjustable conversion-rate equity security units (units) related to a public offering for $575.0 million. Each unit has a stated amount of $25 and will initially consist of (a) a contract pursuant to which the holder agrees to purchase, for $25, shares of the Company’s common stock on May 15, 2006 and (b) a 1/40, or 2.5%, ownership interest in a senior note issued by the Company due May 15, 2008 with a principal amount of $1,000. Upon settlement of the common stock purchase contract and successful remarketing of the senior note element of the units, the Company will receive proceeds of approximately $575.0 million and will issue between 43.3 million and 52.9 million shares of common stock. The purchase contract element of the units contributes to the number of quarterly weighted average common shares - assuming dilution when the average market price of the Company’s common stock is greater than the threshold appreciation price of $13.27 per share and the Company has income from continuing operations. See “2004 Offering” discussion preceding for the impact of the purchase contract element of the units on the number of quarterly weighted average common shares-assuming dilution at various quarterly average stock price levels.

2003 Other Items

4th Quarter

Included in the fourth quarter of 2003 results is an after tax increase in U.S. Brokerage group income protection reserves of $286.0 million, or $440.0 million before tax. In January 2004, the Company completed its annual review of claim reserves to ensure that its claim reserves make adequate and reasonable provision for future benefits and expenses. Approximately $300.0 million of the reserve strengthening reflects implementation of a lower discount rate for its U.S. Brokerage group income protection claim reserves. The discount rate was lowered to reflect the Company’s expectation of future investment portfolio yield rates and the Company’s new discount rate management approach of maintaining a wider spread between its group income protection portfolio investment yield rate and its average discount rate. The Company’s new discount rate management approach is intended to better reflect the current investment environment and position the Company to be more responsive with discount rates on new incurred claims as changes to the investment environment emerge. Approximately $140.0 million of the reserve increase relates to a strengthening of the morbidity assumptions to reflect the impact of the continuing weak economic cycle on claim incidence and severity. Claim incidence in the second half of 2003 was 8 percent higher than the first half of the year and 5 percent above the second half of 2002. Increased claim incidence is expected to continue at an elevated level for several quarters as the early indications of a recovering economy are not yet reflected in improved consumer confidence or job creation. The reserve increase represents a 6.6 percent increase in total net U.S. Brokerage group income protection reserves as of December 31, 2003, which were $6.674 billion prior to this increase.

During the fourth quarter of 2003, the Company entered into an agreement to sell its Canadian branch and expects the transaction to close during the first half of 2004. The Canadian branch is accounted for as “held for sale” at December 31, 2003 and also meets the accounting criteria for being reported as a discontinued operation in the consolidated financial statements. In conjunction with the classification of the Canadian branch as held for sale, the Company tested the goodwill related to the Canadian branch for impairment and determined that the balance of $190.9 million was impaired. The Company also recognized a loss of $9.3 million before tax and $6.0 million after tax to write down the value of bonds in the Canadian branch investment portfolio to market value. These two charges, $200.2 million before and $196.9 million after tax, are included in the loss from discontinued operations.

Additionally, during the fourth quarter of 2003, the Company recognized losses of $14.7 million before tax and $5.3 million after tax related to its Japan and Argentina operations, which are accounted for as “held for sale” assets and as such must be reported at the lower of the carrying value or fair value less cost to sell. Because the Company intends to have a continuing presence in each of these operations, they are not considered discontinued operations.

(continued on next page)	15.5

1st Quarter

Included in the net loss for the first quarter of 2003 is an increase in the Company’s U.S. Brokerage group long-term income protection GAAP reserves of $454.0 million before tax, or $295.1 million after tax. In April of 2003, the Company completed an analysis of its assumptions related to its group long-term income protection claim reserves. This analysis was initiated based on a trend in lower net claim recovery rates observed during the first quarter of 2003. The claim recovery rates during the first quarter were below expected levels and were lower than those experienced in the past three years. The analysis of emerging net claim recovery rates and the reasons driving the changes resulted in a reduction in the Company’s long-term expectations. Based on the analysis noted above, the Company increased its U.S. Brokerage group long-term income protection claim reserves as of March 31, 2003 to reflect its current estimate of future benefit obligations. The analysis indicated not only a decrease in overall claim recovery rates, but a change in claim recovery rates by claim duration.

15.6